As filed with the Securities and Exchange Commission on May 6, 2024

Registration No. 333-272963

Registration No. 333-241707

Registration No. 333-253644

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-272963)

POST-EFFECTIVE AMENDMENT NO. 3, ON FORM S-8, TO FORM S-4 (333-241707)

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 (333-253644)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CLEVER LEAVES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Bodega 19-B Parque Industrial Tibitoc P.H., Tocancipá - Cundinamarca, Colombia	N/A
(Address of Principal Executive Offices)	(Zip Code)

CLEVER LEAVES HOLDINGS INC. 2020 INCENTIVE AWARD PLAN

CLEVER LEAVES INTERNATIONAL INC. (F/K/A NORTHERN SWAN HOLDINGS, INC.)

2018 OMNIBUS INCENTIVE COMPENSATION PLAN, AS AMENDED

NON-PLAN STOCK OPTION GRANT AGREEMENTS

CLEVER LEAVES HOLDINGS INC. 2020 INCENTIVE AWARD PLAN

CLEVER LEAVES HOLDINGS INC. 2020 EARNOUT AWARD PLAN

(Full title of plan)

Georgette Otero

Clever Leaves Holdings Inc.
6501 Congress Ave, Suite 240
(561) 634-7430

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Georgette Otero Clever Leaves Holdings Inc. 6501 Congress Ave, Suite 240 Boca Raton, Florida 33487 (561) 634-7430	Pamela L. Marcogliese, Esq. Sebastian L. Fain, Esq. Freshfields Bruckhaus Deringer US LLP 3 World Trade Center 175 Greenwich Street New York, New York 10007 (212) 277-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Clever Leaves Holdings Inc. (the “Company”) is filing this Post-Effective Amendment (this “Post-Effective Amendment”) with the Securities and Exchange Commission (the “SEC”) to deregister all the Company’s common shares, without par value (the “common shares”) previously registered under the following registration statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

●	Registration Statement No. 333-272963, filed with the SEC on June 27, 2023.

●	Registration Statement on Form S-4 No. 333-241707, filed with the SEC on August 6, 2020, as amended by that certain Post-Effective Amendment No. 2 on Form S-8 to Form S-4, filed with the SEC on March 15, 2021.

●	Registration Statement No. 333-253644, filed with the SEC on February 26, 2021.

On April 26, 2024, the Company provided notice to The Nasdaq Stock Market LLC (“Nasdaq”) that it intends to file Form 25 with the SEC to voluntarily delist the Company’s securities from trading on Nasdaq, and terminate or suspend, as applicable, its reporting obligations with the SEC. On May 6, 2024, the Company filed such Form 25 with the SEC. In connection with the foregoing and the undertakings in the Registration Statements, the Company is hereby filing this Post-Effective Amendment to the Registration Statements to terminate the effectiveness of such Registration Statements and to remove from registration all of the Company’s common shares that remain unsold under such Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tocancipá, Cundinamarca, Colombia, on the May 6, 2024.

CLEVER LEAVES HOLDINGS INC.

By:	/s/ Andres Fajardo
	Name:	Andres Fajardo
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.